                                                                   EXHIBIT 99.13



                           FORM OF PURCHASE AGREEMENT

                               PURCHASE AGREEMENT


  Montana Tax-Free Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota which proposes to register under the Investment Company Act of 1940, and ND Capital, Inc. ("Capital"), a corporation organized under the laws of the State of North Dakota which proposes to act as the Fund's principal underwriter, hereby agree as follows:

  1. The Fund offers Capital and Capital hereby purchases 10,000 shares of the Fund, par value $.001 (the "Shares"), for $10 per Share for the aggregate purchase price of $100,000.

  2. Capital represents and warrants to the Fund that the Shares are being acquired for investment purposes without any present intention of redeeming or reselling them.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 17th day of May, 1993.

                                ND CAPITAL, INC.



                                         By /Robert E. Walstad/

                                         Robert E. Walstad

                                         President

ATTEST:

       /Peter A. Quist/
       Peter A. Quist

       Secretary

                         MONTANA TAX-FREE FUND, INC.


                                             By /Robert E. Walstad/
                                             Robert E. Walstad
                                             President
ATTEST:

       /Peter A. Quist/
       Peter A. Quist
       Secretary